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                                                                      EXHIBIT 21
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                        AAVID THERMAL TECHNOLOGIES, INC.

                         SUBSIDIARIES OF THE REGISTRANT




Name                                                  Site of Incorporation
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Aavid Thermal Products, Inc.                          New Hampshire
Aavid Laboratories, Inc.                              New Hampshire
Fluent, Inc.                                          New Hampshire
Aavid Thermal Technologies of Texas, Inc.             New Hampshire
Applied Thermal Technologies, Inc.                    New Hampshire
Aavid Engineering, Ltd.                               U.K.
Aavid Engineering, GmbH                               Germany
Fluent Europe, Ltd.                                   U.K.
Aavid Thermal Products of Canada, Inc.                Ontario, Canada
Aavid Engineering (S) Pte. Ltd.                       Singapore
Aavid Taiwan, Inc.                                    Taiwan